UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2016

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	001-37627	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cross Street #10-00, PWC Building Singapore 048424		048424
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +65 6236 3388

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 26, 2016, WAVE Life Sciences USA, Inc. (the “Subsidiary”), a wholly-owned subsidiary of WAVE Life Sciences Ltd. (and together with the Subsidiary for purposes of this Item 1.01, the “Company”), entered into a Lease Agreement (the “Lease”) with King 115 Hartwell LLC, an affiliate of King Street Properties Investments, LLC (the “Landlord”), primarily to build out and conduct certain of the Company’s GMP manufacturing activities, as well as to provide additional laboratory and office space to support the Company’s growth (the “Manufacturing Facility”). The Manufacturing Facility will supplement the Company’s existing laboratory and office facility (the “Cambridge Facility”) at 733 Concord Avenue, Cambridge, Massachusetts, which serves as the Company’s U.S. headquarters. The Cambridge Facility is also leased to the Company by affiliates of the Landlord. The Manufacturing Facility is located at 115 Hartwell Avenue, Lexington, Massachusetts 02421, which is part of The Hartwell Innovation Campus. The Company currently expects to commence its occupancy of the Manufacturing Facility by the end of the first quarter of 2017.

Under the terms of the Lease, the Company will lease approximately 57,561 square feet (the “Initial Manufacturing Space”) for which the Company shall pay an average base rent of approximately $2.8 million per year during the initial term. The initial term of the Lease commences upon the Company’s occupancy of the Manufacturing Facility, which is anticipated under the Lease to be March 21, 2017, and continues for 10 years and nine months from the actual commencement date. The Lease provides the Company with options to renew for two successive terms of five years each, subject to the terms of the Lease.

In addition to the Initial Manufacturing Space, the Company has the option, on or before December 31, 2016, to expand the Initial Manufacturing Space to include the remainder of the building, which is an additional approximately 33,650 square feet (the “Expansion Option”). If the Company exercises the Expansion Option, the Company will be required to pay an additional average base rent of approximately $1.8 million per year during the initial term.

Throughout the term of the Lease, the Company is responsible for paying certain costs and expenses, in addition to the rent, as specified in the Lease, including a proportionate share of applicable taxes, operating expenses, and utilities. The Lease includes various covenants, indemnities, defaults, termination rights, and other provisions customary for lease transactions of this nature, including the posting by the Company of an approximately $2.6 million letter of credit as a security deposit.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lease Agreement by and between WAVE Life Sciences USA, Inc. and King 115 Hartwell LLC, dated as of September 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE LIFE SCIENCES LTD.

Date: September 27, 2016	/s/ Keith Regnante
Keith Regnante
Chief Financial Officer